UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2023

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EBET, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	001-40334	85-3201309
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 411-2726

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	EBET	The NASDAQ Stock Market LLC

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 29, 2021, EBET, Inc. (the “Company”) entered a credit agreement (the “Credit Agreement”) with CP BF Lending, LLC (“Lender”), pursuant to which the Lender agreed to make a single loan to the Company of $30,000,000 (the “Loan”). The Loan required the Company to maintain certain minimum liquidity and other financial and other covenants. On January 31, 2023, the Lender provided the Company with a limited waiver of these covenants until February 17, 2023. On February 1, 2023, the Lender provided the Company with a further limited waiver of these covenants until April 28, 2023. The Company does not expect to satisfy certain of these covenants prior to April 28, 2023 and is currently in discussions with the Lender on modifying the financial covenants, although there is no assurance that the Company will be successful in making such modifications to the Loan.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2023, Mark Thorne, the Company’s Chief Marketing Officer, resigned from his position and the Company has accepted such resignation which has effectively terminated his employment.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 29, 2021, the Company issued 37,700 shares of its Series A Convertible Preferred Stock (the “Preferred Stock”) for a purchase price of $1,000.00 per share (“November Placement”). The Preferred Stock is convertible into Common Stock at an initial conversion price of $28.00 per share (“Preferred Conversion Price”); provided that the Preferred Conversion Price is subject to anti-dilution protection upon any subsequent transaction at a price lower than the Preferred Conversion Price then in effect. In addition, on January 31, 2023 and April 15, 2023 (the “Adjustment Dates”), the Preferred Conversion Price was to be adjusted to the lesser of: (i) the Preferred Conversion Price in effect on the Adjustment Date, or (ii) 85% of the average closing price of the Company’s common stock for the fifteen trading days prior to the Adjustment Date.

On January 30, 2023, the holders of a majority of the Preferred Stock approved an amendment to the terms of the Preferred Stock to: (i) extend the initial Adjustment Date from January 31, 2023 to April 28, 2023; and (ii) to extend the second Adjustment Date from April 15, 2023 to July 31, 2023; and (iii) to add a third Adjustment Date of October 31, 2023. Notwithstanding the foregoing, the adjusted Preferred Conversion Price may not be less than $0.71, unless the terms of the new adjustment dates are approved by the shareholders of the Company, as required pursuant to applicable rules and regulations of NASDAQ. The Company agreed to submit for a vote the approval the terms of the new adjustment dates at its next meeting of shareholders and use its reasonable best efforts to solicit its shareholders’ approval of such vote. On January 31, 2023, the Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock was filed in the State of Nevada.

On February 1, 2023, the holders of a majority of the Preferred Stock approved an additional amendment to the terms of the Preferred Stock to amend the definition of “Exempt Issuance” to permit the issuance of up to $10.0 million in securities (excluding amounts received upon the exercise of warrants issued in connection with such securities) issued prior to April 28, 2023 in public or private offerings of Company common stock (or common stock equivalents) at a price per security that is not less than the “Minimum Price” as defined in NASDAQ Rule 5635(d) on the date of the offering, which issuances may include warrant coverage in such amounts as determined by the Company.

On February 1, 2023, the Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock was filed in the State of Nevada.

Item 9.01.	Financial Statements and Exhibits

(d)       Exhibits.

Exhibit No.	Exhibit Description

3.1	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock filed February 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBET, INC.
Date: February 1, 2023
By: /s/ Matthew Lourie
Matthew Lourie
Chief Financial Officer

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